Exhibit 10.35.2



                               AMENDMENT NO. 2 TO
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              FOR OFFICERS OF NORTHEAST UTILITIES SYSTEM COMPANIES

     The Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies is hereby amended, effective as of January 1, 1994, as follows:

A.   Article I is amended to read in its entirety as follows:

          The purpose of this Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the "Plan") is to provide certain executives with (i) the benefits that would have been provided to them under the Northeast Utilities Service Company Retirement Plan (the "Retirement Plan") if compensation and benefits were not subject to the limitations imposed by Sections 401(a)(17) and 415 of the Code and if certain awards under the Northeast Utilities Executive Incentive Compensation Program (the "EICP") and the Northeast Utilities Executive Incentive Plan (the "Incentive Plan") were included in the benefit calculations under the Retirement Plan, and (ii) a supplemental retirement benefit in addition to the retirement benefit provided under the Retirement Plan and the benefits described in clause (i) above. Effective as of January 1, 1992, this Plan amends and restates in its entirety the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies dated June 23, 1987; provided, however, that the provisions of this Plan applicable to the Compensation Limit Benefit shall be effective as of January 1, 1989. The Plan has been further amended on September 28, 1993, effective August 1, 1993, and on January 25, 1994, effective January 1, 1994. The Plan is not intended to meet the qualification requirements of Section 401 of the Code.

B. The definition of "Administrator" in Article II is amended to read in its entirety as follows:

          "Administrator" shall mean the plan administrator under the Retirement Plan and, to the extent a trust is established in accordance with Article XI, the trustee of such trust, their respective duties to be subject to written agreement between such plan administrator and such trustee.

C.   Article XI is amended to read in its entirety as follows:

          Benefits payable under this Plan shall be "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(a)(6)
     of the Employee Retirement Income Security Act of 1974, as amended, with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, and the Administrator shall administer this Plan in a manner that will ensure that benefits are unfunded and that Participants will not be considered to have received a taxable economic benefit prior to the time at which benefits are actually payable hereunder. Accordingly, the Employer shall not be required to segregate or earmark any of its assets for the benefit of Participants or their spouses or other beneficiaries, and each such person shall have only a contractual right against the Employer for benefits hereunder. The Company may from time to time establish a trust and deposit with the trustee thereof funds to be held in trust for the payment of benefits hereunder; provided, that the use of such funds for such purpose shall be subject to the claims of the Company's general creditors as set forth in the agreement establishing any such trust. The rights and interests of a Participant under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by a Participant or any person claiming under or through a Participant, nor shall they be subject to the debts, contracts, liabilities or torts of a Participant or anyone else prior to payment. The Treasurer of the Company may from time to time appoint an investment manager or managers for the funds held in any such trust.

D. Section (b) of Article XIV is amended to read in its entirety as follows:

          (b) Benefits under this Plan shall, in the first instance, be paid and satisfied by NUSCO, whether from a trust set up as provided in Article XI or otherwise. If NUSCO shall be dissolved or for any other reason shall fail to pay and satisfy such benefits, through such trust or otherwise, each individual Employer shall pay and satisfy its share of such benefits, such share to be the ratio of the Participant's Compensation, as defined in this Plan, charged to such Employer during the three calendar years immediately preceding the year in which the Participant's employment as an NU system employee terminates to the total of the Participant's Compensation charged to all Employers during the same period.